Exhibit 99.2

Supplemental Operating
and Financial Data

for the Quarter Ended September 30, 2006

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any future terrorist attacks; and other risks and uncertainties detailed in our initial public offering prospectus on form S-11 filed with the Securities and Exchange Commission (SEC) on October 23, 2006.

CORPORATE DATA

COMPANY BACKGROUND

We are one of the largest owners and operators of high-quality office and multifamily properties in Los Angeles County, California and have a growing presence in Honolulu, Hawaii. Our presence in Los Angeles and Honolulu is the result of a consistent and focused strategy of identifying submarkets that are supply constrained, have high barriers to entry and exhibit strong economic characteristics such as population and job growth and a diverse economic base. In our office portfolio, we focus primarily on owning and acquiring a substantial share of top-tier office properties within submarkets located near high-end executive housing and key lifestyle amenities.  In our multifamily portfolio, we focus primarily on owning and acquiring select properties at premier locations within these same submarkets.

On October 30, 2006, we completed our initial public offering (IPO) raising approximately $1.52 billion in net proceeds, including exercise of over-allotment options. Concurrently with the IPO, we completed the formation transactions, pursuant to which we acquired, through a series of merger and contribution transactions, all of the interests in Douglas Emmet Realty Advisors, Inc. and its consolidated subsidiaries (our “predecessor”) and the non-predecessor entities.   Our office portfolio now consists of 46 properties with approximately 11.6 million rentable square feet, and our multifamily portfolio consists of nine properties with a total of 2,868 units. (As of September 30, 2006, our office portfolio was 93.7% leased, and our multifamily properties were 99.0% leased. Our office portfolio contributed approximately 84.8% of our annualized rent as of September 30, 2006, while our multifamily portfolio contributed approximately 15.2%. As of September 30, 2006, our Los Angeles County office and multifamily portfolio contributed approximately 90.7% of our annualized rent, and our Honolulu, Hawaii office and multifamily portfolio contributed approximately 9.3%)

Our properties are concentrated in nine premier Los Angeles County submarkets—Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank—as well as in Honolulu, Hawaii.

This Supplemental Operating and Financial Data supplements the information provided in our quarterly report filed with the SEC. Additional information about us and our properties is also available at our website www.douglasemmett.com.

OTHER DATA

Number of office properties owned	46
Square feet owned (in thousands)	11,554
Office leased rate as of September 30, 2006	93.7%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of September 30, 2006	99.0%
Market capitalization (in thousands):
Total post IPO debt(1)	$2,785,000
Common equity market capitalization(2)	$4,339,500
Total market capitalization(2)	$7,124,500
Debt/total market capitalization(2)	39.1%
Common stock data (NYSE: DEI)(3):
High price	$26.80
IPO price	$21.00
Closing price	$26.30

(1)                      Excludes loan premium.

(2)                      As of November 30, 2006.  We calculate market capitalization by adding our total debt and total number of common shares and common units outstanding multiplied by the closing price of the stock on that date.

(3)                      For the period from October 24, 2006 to November 30, 2006.

CORPORATE INFORMATION

808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS		EXECUTIVE AND SENIOR MANAGEMENT

Dan A. Emmett	Chairman of the Board, Douglas Emmett, Inc.	Jordan Kaplan	President and Chief Executive Officer
Jordan Kaplan	President and Chief Executive Officer, Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer, Douglas Emmett, Inc.	Kenneth M. Panzer	Chief Operating Officer
Leslie E. Bider	Former Chairman and Chief Executive Officer, Warner Chapel Music, Inc. and Private Investor	William Kamer	Chief Financial Officer
Victor J. Coleman	Former President and Chief Operating Officer, Arden Realty, Inc. and Managing Director, Hudson Capital, LLC.	Andres Gavinet	Executive Vice President of Finance
Ghebre Selassie Mehreteab	Chief Executive Officer, NHP Foundation	Barbara J. Orr	Chief Accounting Officer
Thomas E. O’Hern	Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company	Allan B. Golad	SVP, Property Management
Dr. Andrea L. Rich	Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles	Michael J. Means	SVP, Commercial Leasing
William Wilson III	Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

INVESTOR RELATIONS

Investor Relations Contact:  William Kamer (310) 255-7700
Mary C. Jensen,  Financial Relations Board  (310) 854-8315
Email Contact:  ir@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

CONSOLIDATED FINANCIAL RESULTS

QUARTERLY OPERATING RESULTS
(unaudited and in thousands)

	The Predecessor(1)
	For the Three Months Ended	For the Three Months Ended
	9/30/06	9/30/05

Revenues:
Office rental:
Rental revenues	$76,922	$74,130
Tenant recoveries	4,364	3,267
Parking and other income	8,967	7,006
Total office revenue	90,253	84,403

Multifamily rental:
Rent revenues	14,126	10,998
Parking and other income	485	423
Total multifamily revenue	14,611	11,421

Total revenue	104,864	95,824

Operating Expenses:
Office rental	34,490	31,939
Multifamily rental	4,763	3,955
General and administrative expenses	10,415	1,652
Depreciation and amortization	31,604	26,037
Total operating expenses	81,272	63,583

Operating Income	23,592	32,241

(Loss) gain on investments in interest contracts, net	(53,975)	56,291
Interest and other income	1,426	1,524
Interest expense	(28,508)	(34,399)
Deficit (distributions) recovery (to) from minority partners, net	(11,554)	11,705

(Loss) income before minority interests	(69,019)	67,362

Minority interest:
Minority interest income (expense) in consolidated real estate partnerships	47,338	(47,020)
Preferred minority investor	(4,025)	(4,025)

Net (loss) income	$(25,706)	$16,317

(1)             Represents the consolidated operating results for the Predecessor of Douglas Emmett, Inc.  We do not believe the operating results presented here are comparable to future expected results, because they include costs specific to the Predecessor and exclude the operating results of four office properties, three multifamily properties and the fee interest in one parcel of land that the Company acquired at the time of the IPO.

YEAR TO DATE OPERATING RESULTS
(unaudited and in thousands)

	The Predecessor(1)
	For the Nine Months Ended
	September 30,
	2006	2005

Revenues:
Office rental:
Rental revenues	$227,441	$218,330
Tenant recoveries	13,267	9,866
Parking and other income	28,998	25,654
Total office revenue	269,706	253,850

Multifamily rental:
Rent revenues	40,026	32,358
Parking and other income	1,309	983
Total multifamily revenue	41,335	33,341
Total revenue	311,041	287,191

Operating Expenses:
Office rental	95,622	90,960
Multifamily rental	13,459	11,270
General and administrative expenses	13,551	4,845
Depreciation and amortization	85,220	83,709
Total operating expenses	207,852	190,784

Operating Income	103,189	96,407

Gain on investments in interest contracts, net	5,992	62,591
Interest and other income	3,974	2,270
Interest expense	(86,563)	(86,755)
Deficit distributions to minority partners, net	(5,306)	(35,947)

Income before minority interests	21,286	38,566

Minority interest:
Minority interest expense in consolidated real estate partnerships	(17,096)	(55,863)
Preferred minority investor	(12,075)	(11,780)

Net loss	$(7,885)	$(29,077)

(1)             Represents the consolidated operating results for the Predecessor of Douglas Emmett, Inc.  We do not believe the operating results presented here are comparable to future expected results, because they include costs specific to the Predecessor and exclude the operating results of four office properties, three multifamily properties and the fee interest in one parcel of land that the Company acquired at the time of the IPO.

DEBT BALANCES

as of October 31, 2006

(unaudited)

Type of Debt(1)	Principal Balance	Fixed/ Floating Rate		Effective Annual Interest Rate(2)	Maturity Date	Swap Maturity Date
	(Dollars in thousands)
Variable Rate Swapped to Fixed Rate
Modified Term Loan(3)(4)	$2,300,000	LIBOR + 0.85%		5.13%	09/01/12	08/01/10-08/01/12
Barrington Plaza and Pacific Plaza	153,000	DMBS + 0.60%	(5)	4.70%	12/22/11	08/01/11
555 Barrington and The Shores	140,000	DMBS + 0.60%	(5)	4.70%	12/22/11	08/01/11
Moanalua Hillside Apartments	75,000	DMBS + 0.76%		4.86%	02/01/15	08/01/11
Villas at Royal Kunia	82,000	LIBOR + 0.62%		5.62%	02/01/16	03/01/12
Subtotal	$2,750,000

Variable Rate
Senior Secured Revolving Credit Facility(6)	35,000	LIBOR + 0.70%		6.02%	10/30/09	N/A
Subtotal	$2,785,000
Loan Premium(7)	31,000

Total	$2,816,000

(1)                      As of October 31, 2006, after completion of our offering and the formation transactions as described in our prospectus as filed with the SEC.

(2)                      Includes the effect of interest rate contracts, where applicable, and assumes a LIBOR rate of 5.32% as of October 31, 2006.

(3)                      Secured by the following properties and combined in seven separate cross collateralized pools: Studio Plaza, Gateway Los Angeles, Bundy/Olympic, Brentwood Executive Plaza, Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 San Vicente, Landmark II, Sherman Oaks Galleria, Second Street Plaza, Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, Lincoln/Wilshire, 100 Wilshire, Encino Gateway, Encino Plaza, 1901 Avenue of the Stars, Columbus Center, Warner Center Towers, Beverly Hills Medical Center, Harbor Court, Bishop Place, Brentwood Court, Brentwood Medical Plaza, Brentwood San Vicente Medical, San Vicente Plaza, and Owensmouth. Requires monthly payments of interest only, with outstanding principal due upon maturity.

(4)                      Includes $1.11 billion swapped to 4.89% until August 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; $322.5 million swapped to 5.02% until August 1, 2012; and $545.0 million swapped to 5.75% until December 1, 2010.

(5)                      Fannie Mae Discount Mortgage-Backed Security (DMBS).  The Fannie Mae DMBS generally tracks 90-day LIBOR.

(6)                      Loan is secured by 9 properties and has two one-year extension options available.

(7)                      Represents mark-to-market adjustment on variable rate debt associated with office properties.

DEBT SUMMARY

as of October 31, 2006

(unaudited and in thousands)

Debt Maturities

Property	2006	2007	2008	2009	2010	Thereafter	Total

Variable Rate Swapped to Fixed Rate
Modified Term Loan	$—	$—	$—	$—	$—	$2,331,000	$2,331,000
Barrington Plaza and Pacific Plaza	—	—	—	—	—	153,000	153,000
555 Barrington and The Shores	—	—	—	—	—	140,000	140,000
Moanalua Hillside Apartments	—	—	—	—	—	75,000	75,000
Villas at Royal Kunia	—	—	—	—	—	82,000	82,000
Subtotal	$—	$—	$—	$—	$—	$2,781,000	$2,781,000
Variable Rate
Senior Revolving Credit Facility	—	—	—	35,000	—	—	35,000
Total	$—	$—	$—	$35,000	$—	$2,781,000	$2,816,000

Fixed and Floating Rate Debt
Debt	Amount	Weighted Average Interest Rate	Weighted Average Maturity (in years)

Fixed	$2,781,000	5.09%	5.93
Floating	35,000	6.02%	3.00
Total	$2,816,000	5.10%	5.89

PORTFOLIO DATA(1)

(1)             Represents data for our entire office and multifamily portfolio owned by our Predecessor and the non predecessor entities as of September 30, 2006.

OFFICE PORTFOLIO SUMMARY
as of September 30, 2006

	Number of	Rentable	Percent of
Submarket	Properties	Square Feet(1)	Total

West Los Angeles
Brentwood	13	1,390,626	12%
Olympic Corridor	4	922,414	8%
Century City	2	866,121	8%
Santa Monica	7	860,170	7%
Beverly Hills	4	571,872	5%
Westwood	2	396,806	3%
San Fernando Valley
Sherman Oaks/Encino	9	2,878,781	25%
Warner Center/Woodland Hills(2)	2	2,567,815	22%
Tri-Cities
Burbank	1	420,949	4%
Honolulu	2	678,940	6%
Total	46	11,554,494	100%

(1)             Based on BOMA 1996 remeasurement.  Total consists of 10,684,628 leased square feet (includes 260,292 square feet with respect to signed leases not commenced), 723,047 available square feet, 67,727 building management use square feet, and 79,092 square feet of BOMA 1996 adjustment on leased space.

(2)             Excludes 30,000 square feet related to a renovation/expansion building currently under construction.

OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS

as of September 30, 2006

Submarket	Leased(1)	Annualized Rent(2)	Leased Square Foot(3)

West Los Angeles
Brentwood	96.5%	$44,427,452	$34.28
Olympic Corridor	89.9%	22,503,107	27.55
Century City	93.5%	26,369,306	33.12
Santa Monica(4)	99.3%	36,635,438	43.66
Beverly Hills	99.4%	20,836,026	38.15
Westwood	96.7%	12,556,438	33.47
San Fernando Valley
Sherman Oaks/Encino	97.0%	74,024,195	27.58
Warner Center/Woodland Hills	86.3%	55,087,068	26.57
Tri-Cities
Burbank	100.0%	13,360,921	31.74
Honolulu	90.6%	17,657,738	30.64
Total	93.7%	$323,457,689	$31.03

Recurring Capital Expenditures - Office (Per Rentable Square Foot) for the three months ended September 30, 2006	$0.17

(1)             Includes 260,292 square feet with respect to signed leases not yet commenced.

(2)             Represents annualized monthly cash rent under leases commenced as of September 30, 2006.  The amount reflects total cash rent before abatements.  For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)             Represents annualized rent divided by leased square feet (excluding 260,292 square feet with respect to signed leases not commenced) as set forth in note (1) above for the total.

(4)             Includes $851,763 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

MULTIFAMILY PORTFOLIO

as of September 30, 2006

	Number of	Number of	Percent of
Submarket	Properties	Units	Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29%
Honolulu	2	1,098	38%
Total	9	2,868	100%

Portfolio Leased and In-Place Rents			Monthly Rent

Submarket	Percent Leased	Annualized Rent(1)	Per Leased Unit

West Los Angeles
Brentwood	99.1%	$22,001,513	$1,948
Santa Monica(2)	99.9%	18,424,128	1,875
Honolulu	98.4%	17,737,416	1,369
Total	99.0%	$58,163,057	$1,707

Recurring Capital Expenditures

For the three months ended September 30, 2006 - per unit	$193

(1)             Represents September 2006 multifamily rental income annualized.

(2)             Excludes 10,013 square feet of ancillary retail space, which generated $274,804 of annualized rent as of September 30, 2006.  As of September 30, 2006, 351 units, or approximately 43% of our Santa Monica multifamily units, were under leases signed prior to a 1999 change in California state law that allows landlords to reset rents in rent-controlled units to market rates when a tenant moves out.

TENANT DIVERSIFICATION
(Greater than 1% of Annualized Rent)
as of September 30, 2006

				Total
				Leased	Percent of		Percent of
	Number of	Number of	Lease	Square	Rentable	Annualized	Annualized
Tenant	Leases	Properties	Expiration(1)	Feet	Square Feet	Rent(2)	Rent
Time Warner(3)	4	4	2008-2019	642,845	5.5%	$20,762,955	6.4%
AIG SunAmerica	1	1	2013	169,739	1.5%	4,860,767	1.5%
The Endeavor Agency, LLC	1	1	2019	102,233	0.9%	4,046,794	1.3%
Blue Shield of California	1	1	2009	135,106	1.2%	3,939,691	1.2%
Metrocities Mortgage, LLC	4	2	2010-2015	138,040	1.2%	3,784,032	1.2%
Rubin Postaer & Associates	1	1	2007	80,766	0.7%	3,628,851	1.1%
Pacific Theatres Exhibition Corp(4)	1	1	2016	88,300	0.7%	3,130,235	1.0%
Total	13	11		1,357,029	11.7%	$44,153,325	13.7%

(1)             Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, expirations are shown as a range.

(2)             Represents annualized monthly cash rent under leases commenced as of September 30, 2006.  The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)             Does not include a 12,000 square foot lease scheduled to expire in the fourth quarter of 2006.  The next scheduled expiration is a 10,000 square foot lease scheduled to expire in October 2008.

(4)             Annualized rent excludes rent determined as a percentage of sales.

INDUSTRY DIVERSIFICATION
as of September 30, 2006

		Annualized
		Rent
	Number of	as a Percent
Industry	Leases	of Total
Financial Services	306	18.6%
Legal	298	14.8%
Entertainment	104	12.7%
Real Estate	173	9.4%
Other	224	8.7%
Health Services	266	8.6%
Insurance	68	6.9%
Accounting	114	6.6%
Retail	155	6.1%
Advertising	55	4.4%
Technology	63	3.2%
Total	1,826	100.0%

LEASE DISTRIBUTION
As of September 30, 2006

				Square		Annualized
		Leases as		Feet as		Rent as
Square Feet	Number	a Percent	Rentable	a Percent	Annualized	a Percent
Under Lease	of Leases	of Total	Square Feet(1)	of Total	Rent(2)	of Total
Available	—	—	723,047	6.3%	—	—
2,500 or less	932	51.0%	1,240,142	10.7%	$39,123,506	12.1%
2,501 - 10,000	664	36.4%	3,210,427	27.8%	98,376,704	30.4%
10,001 - 20,000	151	8.3%	2,095,962	18.1%	64,364,926	19.9%
20,001 - 40,000	50	2.7%	1,367,081	11.8%	42,422,485	13.1%
40,001 - 100,000	22	1.2%	1,287,092	11.1%	42,383,853	13.1%
Greater than 100,000	7	0.4%	1,223,632	10.6%	36,786,215	11.4%
BOMA Adjustment(3)	—	—	79,092	0.7%	—	—
Building Management Use	—	—	67,727	0.6%	—	—
Signed leases not commenced	—	—	260,292	2.3%	—	—
Total	1,826	100.0%	11,554,494	100.0%	$323,457,689	100.0%

(1)             Based on BOMA 1996 remeasurement.  Total consists of 10,684,628 leased square feet (includes 260,292 square feet with respect to signed leases not commenced), 723,047 available square feet, 67,727 building management use square feet, and 79,092 square feet of BOMA 1996 adjustment on leased space.

(2)             Represents annualized monthly cash rent under leases commenced as of September 30, 2006.  The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)             Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

LEASE EXPIRATIONS
as of September 30, 2006

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(1)	Expiring Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(3)	Annualized Rent Per Leased Square Foot at Expiration(4)
Available	—	723,047	6.3%	—	—	—	—
2006	119	310,568	2.7%	$9,150,667	2.8%	$29.46	$29.48
2007	332	1,210,607	10.5%	39,720,363	12.3%	32.81	33.09
2008	375	1,539,956	13.3%	46,495,539	14.4%	30.19	31.29
2009	316	1,447,158	12.5%	44,973,440	13.9%	31.08	33.20
2010	248	1,360,805	11.8%	43,925,652	13.6%	32.28	35.49
2011	221	1,210,634	10.5%	37,668,662	11.6%	31.11	35.28
2012	71	606,392	5.2%	17,920,467	5.5%	29.55	34.33
2013	53	660,138	5.7%	20,345,954	6.3%	30.82	36.12
2014	30	358,992	3.1%	9,790,966	3.0%	27.27	33.66
2015	26	379,650	3.3%	10,927,239	3.4%	28.78	35.76
Thereafter	35	1,339,436	11.6%	42,538,740	13.2%	31.76	41.17
BOMA Adjustment(5)	—	79,092	0.7%	—	—	—	—
Building Management Use	—	67,727	0.6%	—	—	—	—
Signed leases not commenced	—	260,292	2.2%	—	—	—	—
Total/Weighted Average	1,826	11,554,494	100.0%	$323,457,689	100.0%	$31.03	$34.72

(1)             Based on BOMA 1996 remeasurement.  Total consists of 10,684,628 leased square feet (includes 260,292 square feet with respect to signed leases not commenced), 723,047 available square feet, 67,727 building management use square feet, and 79,092 square feet of BOMA 1996 adjustment on leased space.

(2)             Represents annualized monthly cash rent under leases commenced as of September 30, 2006.  The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)             Represents annualized rent divided by leased square feet.

(4)             Represents annualized rent at expiration divided by leased square feet.

(5)             Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

OFFICE PORTFOLIO ACTIVITY

For the Three Months Ended September 30, 2006
Gross New Leasing Activity
Rentable Square Feet	247,723
Number of Leases	66

Gross Renewal Leasing Activity
Rentable Square Feet	248,539
Number of Leases	63

Net Absorption
Leased Rentable Square Feet	78,073

Weighted Average Lease Term
New (in months)	65
Renewal (in months)	54

Tenant Improvements and Leasing
Commissions (Per Rentable Square Foot)
New	$25.13
Renewal	$10.14
Blended	$17.62

Annual Tenant Improvements and Leasing
Commissions (Per Rentable Square Foot)
New	$4.65
Renewal	$2.25
Blended	$3.45